Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-64139) pertaining to the First Mid-Illinois Bancshares, Inc. 401(k) Profit Sharing Plan, of our report dated June 26, 2015, with respect to the financial statements of the First Mid-Illinois Bancshares, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

Decatur, Illinois
June 26, 2015

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